                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 MIRAGE RESORTS, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          MIRAGE RESORTS, INCORPORATED

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996

                                ----------------

    The Annual Meeting of Stockholders (the "Meeting") of Mirage Resorts, Incorporated (the "Company") will be held at The Mirage, 3400 Las Vegas Boulevard South, Las Vegas, Nevada on Thursday, May 23, 1996, at 1:00 P.M., for the following purposes:

    1. To elect two directors for the term set forth in the accompanying Proxy Statement;

    2. To approve an amendment to the 1992 Non-Employee Director Stock Option Plan; and

    3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

    Pursuant to the Bylaws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Meeting as of the close of business on March 29, 1996. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Meeting, notwithstanding any transfer of stock on the books of the Company thereafter.

    Whether or not you expect to attend the Meeting in person, please date and sign the accompanying Proxy card and return it promptly to American Stock Transfer & Trust Company in the envelope enclosed for that purpose.

                                          KENNETH R. WYNN
                                            SECRETARY

Las Vegas, Nevada
April 16, 1996

                          MIRAGE RESORTS, INCORPORATED
                         3400 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                 APRIL 16, 1996

                               ------------------

                                PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of Mirage Resorts, Incorporated (the "Company") for use only at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on May 23, 1996, and at any and all adjournments thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, for approval of the amendment to the 1992 Non-Employee Director Stock Option Plan (the "Director Plan") described below and, with discretion, on all other matters as may properly come before the Meeting. A stockholder may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. The total cost of solicitation of Proxies will be paid by the Company.

    In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokerage firms, fiduciaries and other custodians and nominees will forward Proxy soliciting material to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

    It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or about April 22, 1996.

                                 VOTING RIGHTS

    Holders of the Company's common stock, $.008 par value (the "Common Stock"), of record as of the close of business on March 29, 1996, will be entitled to one vote for each share held on all matters presented to the Meeting. On March 29, 1996, there were outstanding 92,070,790 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. There will be no cumulative voting for members of the Board of Directors. The two nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Approval of the amendment to the Director Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting (giving effect to abstentions but without giving effect to broker non-votes). Under the rules of the New York Stock Exchange (the "NYSE"), the election of directors and approval of the amendment to the Director Plan are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the Meeting.

              STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as of March 29, 1996 with respect to the "beneficial" ownership, as such term is defined in the Rules of the Securities and Exchange Commission (the "Commission"), of the Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company during 1995 (collectively, the "Named Officers") and (iv) all directors and executive officers of the Company as a group.

                                                            APPROXIMATE
                                                           PERCENTAGE OF
                                            NUMBER OF       OUTSTANDING
                  NAME                        SHARES       COMMON STOCK
- ----------------------------------------  --------------   -------------
Stephen A. Wynn
  P.O. Box 7777
  Las Vegas, NV 89177                     14,706,082(1)          15.0%
Melvin B. Wolzinger                        1,724,870(2)           1.9%
Daniel B. Wayson                             254,375(3)          *
Elaine P. Wynn                               117,500(4)          *
George J. Mason                               98,750(5)          *
Richard D. Bronson                                --             --
Ronald M. Popeil                              26,000(6)          *
Barry A. Shier                               375,105(7)          *
Bruce A. Levin                                60,000(8)          *
Daniel R. Lee                                372,000(9)          *
Kenneth R. Wynn                              583,441(10)         *
All directors and executive officers
  as a group (15 persons)                 18,446,558(11)         18.6%

- ------------------------
*    Less than 1%.
 (1) Includes 5,875,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996. Does not include shares owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.

 (2) Includes 1,507,693 shares held by a family trust of which Mr. Wolzinger and his wife serve as trustees and 175,832 shares held by a limited partnership of which such trust is the general partner and a limited partner. Mr. Wolzinger disclaims beneficial ownership of 94,598 shares held by the limited partnership as to which he has no pecuniary interest. Also includes 26,345 shares held by a trust of which Mr. Wolzinger serves as a trustee but does not have any pecuniary interest, as to which shares Mr. Wolzinger disclaims beneficial ownership. Also includes 15,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

 (3) Includes 15,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

 (4) Includes 15,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996. Does not include shares reported as owned by Stephen A. Wynn, Mrs. Wynn's husband.

 (5) Includes 50,000 shares held by a family trust of which Mr. Mason and his wife serve as trustees and 15,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

 (6) Includes 15,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

 (7) Includes 375,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996 and 80 shares held by Mr. Shier as custodian for his minor children.

 (8) Includes 30,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

 (9) Includes 370,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 29, 1996.

(10) Includes 400,000 shares held by a family trust of which Mr. Wynn serves as trustee and 1,250 shares held by Mr. Wynn as custodian for his minor children. Mr. Wynn disclaims beneficial ownership of the shares held by him as custodian. Also includes 182,191 shares subject to future vesting.

(11) Includes  6,845,000  shares   subject  to  options   which  are   currently
     exercisable or become exercisable within 60 days of March 29, 1996.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The Company's Articles of Incorporation and Bylaws provide for from three to 11 directors, the precise number to be determined from time to time by the Board of Directors. Currently, the size of the Board is fixed at seven members. All of the existing directors have been previously elected by the stockholders. The two directors to be elected at the Meeting are to be elected to hold office for three years each and until the election of their respective successors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

    The information set forth below is submitted with respect to the nominees to the Board for whom it is intended that Proxies will be voted, for directors whose terms of office will continue after the Meeting and for executive officers who are not directors.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS(1)

                                                                                                     YEAR FIRST
NAME                                                                                                  ELECTED
- ------------------------------------------------------------------------------------------------  ----------------
Elaine P. Wynn, 53(2)                                                                                   1977
  Director
  Mrs. Wynn is active in civic and philanthropic affairs in the Las Vegas community and has been so involved for more than five years. She is Secretary, Treasurer and a Trustee of Golden
  Nugget Scholarship Fund, Inc.
Richard D. Bronson, 51                                                                                 1993;
  Director                                                                                        Appointed August
  Mr. Bronson has been President of New City Development, a division of the Company which is          3, 1992
  responsible for certain corporate development activities of the Company outside of Nevada, or its predecessor, New City Development, Inc., since February 1992. He has also been President of Bronson Companies, a real estate development and consulting firm in Hartford, Connecticut, since October 1991, and from 1987 to July 1991 he was Co-Chairman of the Board of Bronson &
  Hutensky, a real estate development firm in Hartford, and Monitor Management Corporation
  ("Monitor"), a real estate management firm in Hartford. On January 22, 1992, a creditor of Mr.
  Bronson and Monitor filed an involuntary petition under Chapter 7 of the Bankruptcy Code against Mr. Bronson. After attempts to negotiate an out-of-court settlement with Mr. Bronson's creditors failed, the court entered an order for relief against Mr. Bronson and customary discharge provisions on July 16, 1993. The discharge was completed in January 1995.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING(1)

                                                                                                   EXPIRATION
                                                                                   YEAR FIRST      OF TERM AS
NAME                                                                                ELECTED         DIRECTOR
- ------------------------------------------------------------------------------  ----------------  ------------
Stephen A. Wynn, 54(2)                                                                1973            1998
  Chairman of the Board of Directors, President and Chief Executive Officer
  Mr. Wynn has held his present positions for more than five years. He is also a director of DMX Inc. ("DMX").
Ronald M. Popeil, 60                                                            1980; Appointed       1998
  Director and Member of Audit, Stock Option and Bonus Committees                September 19,
  Mr. Popeil has been the President of RONCO, Inc., the principal business of         1979
  which is the production and marketing of consumer products, since he co-founded that company in May 1984.
Melvin B. Wolzinger, 75                                                               1973            1997
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Wolzinger is, and has been for more than five years, a general partner in W.W. Investment Co., a real estate holding company in Las Vegas, Nevada, and is a principal owner of various restaurants and casino gaming establishments in Las Vegas.
Daniel B. Wayson, 43                                                            1988; Appointed       1997
  Director                                                                       March 19, 1987
  Mr. Wayson is, and has been for more than five years, a principal of Wayson
  Properties, Inc., a real estate development and holding company, and other real estate and business ventures.
George J. Mason, 65                                                                   1973            1997
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Mason is Senior Managing Director of, and Registered Representative for,
  Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking firm which has provided certain services to the Company, and has been employed by such firm for more than five years.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3)

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Barry A. Shier, 41, Executive Vice President -- Marketing and Hotel Operations                             1984
  Mr. Shier joined the Company as Executive Vice President -- Hotel Operations in September 1984 and
  was appointed to his present position in August 1987. Since March 1991, he has also been the
  President and Chief Executive Officer of GNLV, CORP., a wholly owned gaming subsidiary of the
  Company.
Bruce A. Levin, 56, Vice President, General Counsel and Assistant Secretary                                1979
  Mr. Levin has been Vice President and General Counsel since joining the Company in August 1979. He has also been Assistant Secretary since August 1979, except for the period August 1993 through July
  1994, when he served as Secretary.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3) (CONTINUED)

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Daniel R. Lee, 39, Senior Vice President -- Finance and Development, Chief Financial Officer and           1992
  Treasurer
  Mr. Lee joined the Company as Senior Vice President -- Finance and Development in March 1992 and was
  appointed Chief Financial Officer and Treasurer in September 1992. From March 1990 to March 1992, he
  was a securities analyst and Director -- Equity Research of The First Boston Corporation, an
  investment banking firm which has provided certain services to the Company.
Kenneth R. Wynn, 43, Vice President -- Design and Construction and Secretary (2)                           1973
  Mr. Wynn has held his present positions since joining the Company in August 1973, except for the period August 1993 through July 1994. He has also been the President of Atlandia Design and
  Furnishings, Inc., a wholly owned subsidiary of the Company which provides architectural, design, purchasing and construction supervision services to the Company, for more than five years, and was a director of the Company from 1973 to August 1993.
Frank P. Visconti, 42, Senior Vice President -- Retail Operations                                          1992
  Mr. Visconti was appointed to his present position in September 1992. From June 1989 to September
  1992, he was Vice President and General Manager of Neiman Marcus in San Francisco, California, a
  retail specialty store.
Thomas L. Sheer, 58, Senior Vice President -- Government and External Affairs                              1996
  Mr. Sheer was appointed to his present position in January 1996. From November 1990 to December
  1995, he was Assistant to the President of W. R. Grace & Co., a diversified chemicals company, and he also served as Director of Business Intelligence of that company from July 1993 to December 1995.
James E. Pettis, 44, Vice President -- Risk Management                                                     1980
  Mr. Pettis was appointed to his present position in November 1984. He has been employed by the
  Company since May 1980 with responsibility for various corporate risk management, safety and employee benefit matters.
James M. Powers, 67, Vice President -- Corporate Security                                                  1980
  Mr. Powers has held his present position since joining the Company in January 1980.

- ------------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or subject to the requirements of Section 15(d) of the 1934 Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are listed in the table.

(2) Stephen A. Wynn and Elaine P. Wynn are husband and wife. Stephen A. Wynn and Kenneth R. Wynn are brothers.

(3)  Officers serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                ANNUAL                             COMPENSATION AWARDS
                                             COMPENSATION                     ------------------------------
                           ------------------------------------------------    RESTRICTED      SECURITIES
   NAME AND PRINCIPAL                                       OTHER ANNUAL         STOCK         UNDERLYING          ALL OTHER
         POSITION          YEAR  SALARY($)    BONUS($)   COMPENSATION($)(1)   AWARDS($)(2)   OPTIONS/SARS(#)   COMPENSATION($)(3)
- -------------------------  ----  ----------  ----------  ------------------   ------------   ---------------   ------------------
Stephen A. Wynn            1995  $2,500,422  $1,250,000      $        0        $        0       1,000,000           $  4,260
 Chairman of the Board,    1994   2,501,701   1,250,000               0                 0               0              4,260
 President and Chief       1993   2,507,692           0               0                 0               0              5,697
 Executive Officer
Barry A. Shier             1995   1,000,000     375,000               0                 0       1,000,000              4,260
 Executive Vice President  1994     892,008     375,000               0                 0               0              4,260
 -- Marketing and Hotel    1993     750,000     250,000               0                 0               0              5,697
 Operations
Bruce A. Levin             1995     506,000     125,000               0                 0               0              4,260
 Vice President, General   1994     437,250     100,000               0                 0               0              4,260
 Counsel and Assistant     1993     406,000           0               0                 0               0              5,457
 Secretary
Daniel R. Lee              1995     400,000     200,000               0                 0               0              4,008
 Senior Vice President --  1994     357,776     150,000               0                 0               0              4,008
 Finance and Development,  1993     302,692     100,000               0                 0               0              5,217
 Chief Financial Officer
 and Treasurer
Kenneth R. Wynn            1995     379,556     125,000               0                 0         250,000              4,008
 Vice President -- Design  1994     350,352     100,000               0                 0               0              3,882
 and Construction and      1993     336,539           0               0         4,190,393               0              4,446
 Secretary

- ------------------------
(1) The Company provides certain perquisites and other personal benefits to some or all of the Named Officers, including (i) reimbursement for medical expenses, (ii) personal use of Company vehicles and aircraft, (iii)
     complimentary rooms, food, beverages and entertainment (including privileges at the Company's Shadow Creek golf course) and (iv) use of Company employees to furnish personal services. The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any Named Officer for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Officer for such year and, accordingly, is omitted from the table.

(2) At December 31, 1995, Kenneth R. Wynn held 182,191 restricted shares of Common Stock with an aggregate value (based on the closing sale price of the Common Stock on the NYSE Composite Tape on December 29, 1995) of $6,285,590. To the extent that the Company pays dividends on the Common Stock in the future, Mr. Wynn will receive dividends on such restricted shares. None of the other Named Officers held restricted stock awards at December 31, 1995.

(3) Represents (i) Company-paid premiums for term life insurance on each of the Named Officers, as follows: Stephen A. Wynn -- 1995: $1,260, 1994: $1,260, 1993: $1,200; Barry A. Shier -- 1995: $1,260, 1994: $1,260, 1993: $1,200;
     Bruce A. Levin -- 1995: $1,260, 1994: $1,260, 1993: $960; Daniel R. Lee  --
     1995:  $1,008,  1994: $1,008,  1993:  $720; and  Kenneth  R. Wynn  -- 1995:
     $1,008, 1994: $882, 1993: $840 and (ii) 50% matching contributions made by the Company for the Named Officers in accordance with the Company's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), as follows: Messrs. Stephen
     A. Wynn, Shier, Levin and Lee -- 1995: $3,000, 1994: $3,000, 1993:  $4,497;
     and Kenneth R. Wynn -- 1995: $3,000, 1994: $3,000, 1993: $3,606.

OPTION GRANTS IN 1995

                                                INDIVIDUAL GRANTS
                       --------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF                                                         AT ASSUMED ANNUAL RATES OF
                           SECURITIES        % OF TOTAL OPTIONS                              STOCK PRICE APPRECIATION FOR
                           UNDERLYING            GRANTED TO         EXERCISE                         OPTION TERM
                             OPTIONS            EMPLOYEES IN          PRICE     EXPIRATION   ----------------------------
        NAME             GRANTED (#) (1)            1995           ($/SH) (2)    DATE (3)       5% ($)         10% ($)
- ---------------------  -------------------  ---------------------  -----------  -----------  -------------  -------------
Stephen A. Wynn              1,000,000                 17.3%        $  32.375      8/16/05   $  20,360,464  $  51,597,412
Barry A. Shier               1,000,000                 17.3            32.375      8/16/05      20,360,464     51,597,412
Bruce A. Levin                  0                    --                --           --            --             --
Daniel R. Lee                   0                    --                --           --            --             --
Kenneth R. Wynn                250,000                  4.3            32.375      8/16/05       5,090,116     12,899,353

- ------------------------
(1) The options granted to Messrs. Stephen A. Wynn and Kenneth R. Wynn become exercisable in cumulative 20% installments commencing one year from the date of grant. The option granted to Mr. Shier becomes exercisable on May 16, 2005. Exercisability of the options may be accelerated upon the occurrence of certain fundamental corporate changes or at the discretion of the Stock Option Committee.

(2) All such options were granted at market value (the closing sale price of the Common Stock on the NYSE Composite Tape) on the date of grant. Under the terms of the Company's Stock Option and Stock Appreciation Rights Plans, the Stock Option Committee retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice options. The exercise price of the options may be paid in cash, by delivery of shares of Common Stock or by offset of the underlying shares, subject to certain conditions.

(3) The options are subject to early termination in the event of termination of employment.

AGGREGATED OPTION EXERCISES IN 1995 AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                       UNEXERCISED             VALUE OF UNEXERCISED
                                                                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                 SHARES                             FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                               ACQUIRED ON          VALUE              EXERCISABLE/          EXERCISABLE/UNEXERCISABLE
           NAME                EXERCISE(#)       REALIZED($)          UNEXERCISABLE                     (1)
- --------------------------     -----------      --------------      ------------------      ---------------------------
Stephen A. Wynn                        0              --            5,875,000/ 1,000,000      $134,287,500/ $2,125,000
Barry A. Shier                         0              --              375,000/ 1,375,000         8,475,000/ 11,687,500
Bruce A. Levin                         0              --              130,000/ 100,000           3,256,500/ 2,505,000
Daniel R. Lee                          0              --              270,000/ 200,000           6,696,000/ 4,960,000
Kenneth R. Wynn                        0              --                    0/ 250,000                   0/ 531,250

- ------------------------
(1) Represents the difference between the closing sale price of the Common Stock on the NYSE Composite Tape on December 29, 1995 and the exercise price of the options.

EMPLOYMENT AGREEMENT

    On December 16, 1992, the Company entered into a 10-year Employment Agreement with Stephen A. Wynn pursuant to which Mr. Wynn serves as President and Chief Executive Officer of the Company at an annual salary of $2,500,000. Mr. Wynn shall be entitled to such bonuses, stock options and other compensation as may be determined from time to time by the Board of Directors. Pursuant to the Employment Agreement, the Company also provides Mr. Wynn with the personal use of an automobile for which the Company pays all insurance, gasoline and maintenance expenses, and provides Mr. Wynn and his dependents with reimbursement for medical expenses and coverage under the Company's life insurance program.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its subsidiaries (Messrs. Popeil, Mason, Wolzinger and Wayson and Mrs. Wynn) were paid a monthly retainer during 1995 of $4,000, representing $2,000 for services as a director of the Company and $1,000 for services as a director of each of the Company's subsidiaries which own and operate The Mirage and the Golden Nugget hotel-casinos, and continue to receive such retainer in 1996. Messrs. Popeil, Mason and Wolzinger received an additional monthly fee of $1,000 for their services as members of the Company's Audit and Stock Option Committees during 1995, and continue to receive such fee in 1996. Directors also receive reimbursement for medical expenses and coverage under the Company's life insurance program. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

    Pursuant to the Director Plan, as amended by the Board of Directors in January 1996, each director who is not an employee of the Company or its subsidiaries was granted 2,500 stock options in January 1995 at an exercise price of $23 per share and 5,000 stock options in January 1996 at an exercise price of $38.875 per share, and will be granted an additional 5,000 stock options in each succeeding year in which he or she remains a director. If the amendment to the Director Plan is not approved at the Meeting (see "Proposal to Amend the 1992 Non-Employee Director Stock Option Plan"), 2,500 of the 5,000 stock options granted to each non-employee director in January 1996 will be cancelled and the number of additional stock options to be granted to each non-employee director in each succeeding year will be 2,500. Stock options granted under the Director Plan have an exercise price equal to the market value of the Common Stock on each date of grant and become exercisable three years thereafter. An aggregate of up to 250,000 stock options may be granted under the Director Plan, of which 125,000 are currently outstanding.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return from December 31, 1990 to December 31, 1995, assuming reinvestment of dividends, of the Company, the NYSE Market Index (which consists of all common stocks listed on the NYSE), the Media General Industry Group 241 -- Hotels, Motels, Resorts (the "MG Index") and the Dow Jones Industry Group (Casinos). The graph assumes an investment of $100 on December 31, 1990 in each of the Common Stock and the stocks comprising the NYSE Market Index, the MG Index and the Dow Jones Industry Group (Casinos).

    In the Proxy Statement for its 1995 Annual Meeting of Stockholders, the Company compared the five-year performance of its Common Stock to the NYSE Market Index and the Dow Jones Industry Group (Casinos) and did not include the MG Index. The Company has elected to include the MG Index herein because it believes that the MG Index comprises a more complete and representative group of the Company's industry competitors than the Dow Jones Industry Group (Casinos). The Company does not intend to include the Dow Jones Industry Group (Casinos) in future Proxy Statements.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               MIRAGE RESORTS, INCORPORATED (1)          DOW JONES INDUSTRY GROUP (CASINOS) (1)         NYSE MARKET INDEX (1)
1990                                         100.00                                           100.00                      100.00
1991                                         148.99                                           140.46                      129.41
1992                                         175.84                                           226.53                      135.50
1993                                         320.47                                           328.18                      153.85
1994                                         275.17                                           214.63                      150.86
1995                                         463.09                                           252.07                      195.61

            MG INDEX (1)
1990                100.00
1991                133.27
1992                187.82
1993                299.48
1994                249.26
1995                279.24

(1) The data points in this graph were calculated by Media General Financial Services, Inc., Richmond, Virginia.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has no compensation committee. Decisions concerning executive officer compensation for 1995 were made by the full Board of Directors and, with respect to the grant of stock options and the award of cash bonuses, by the Stock Option Committee and the Bonus Committee, respectively. The following members of the Board of Directors are officers or former officers of the Company or its subsidiaries: Stephen A. Wynn; Richard D. Bronson; and Daniel B. Wayson. Director Elaine P. Wynn is the wife of Stephen A. Wynn.

    DMX, a publicly traded corporation of which Stephen A. Wynn is a director and beneficially owns approximately 13.2% of the outstanding common stock, programs and distributes a premium digital music service for the Company's four hotel-casinos pursuant to a five-year agreement with the Company which commenced in April 1995. The Company expects to pay DMX approximately $64,000 for such service during 1996.

    In January 1996, a trust of which Stephen A. Wynn is the sole beneficiary purchased an additional .68 acre of property underlying Mr. Wynn's personal residence in Shadow Creek Golf Course from an indirect wholly owned subsidiary of the Company. The purchase price was $170,000, which was based on the per-acre appraised value paid by Mr. Wynn when he purchased his original 3.99-acre parcel from the subsidiary in April 1993.

    In 1995, the Company paid Edward O. Wayson, Jr., P.A., a law firm in Annapolis, Maryland owned by the brother of director Daniel B. Wayson, $78,640 for legal services in connection with the Company's evaluation of expansion opportunities.

    In September 1995, GNL, CORP. ("GNL"), a wholly owned subsidiary of the Company which owns and operates the Golden Nugget-Laughlin hotel-casino, entered into a lease with Southern Nevada Ice Cream, Inc. ("SNIC"). SNIC is a franchisee of Swensen's Ice Cream, a major operator and franchisor of full-service ice cream parlors. Connie Wolzinger, the daughter of director Melvin B. Wolzinger, is the President and sole stockholder of SNIC. Pursuant to the lease, GNL constructed and leases to SNIC a 900-square-foot Swensen's ice cream parlor at the Golden Nugget-Laughlin. SNIC is required to pay GNL $200,000 to defray a portion of the construction costs, of which $40,000 was paid in 1995. The lease has a term of five years and provides for monthly base rent of $1,400 plus additional rent based on a percentage of SNIC's gross monthly sales.

                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND BASE SALARIES

    The Company has no formal compensation policies applicable to executive officers. Decisions concerning executive officers' base salaries for 1995 were made by the full Board of Directors, based upon the recommendations of the Company's Chief Executive Officer. In 1995, two executive officers, including Kenneth R. Wynn, received salary increases. Decisions concerning the grant of stock options and the award of cash bonuses to executive officers were made by the Stock Option Committee and the Bonus Committee, respectively, and were similarly based upon the recommendations of the Chief Executive Officer. The Chief Executive Officer's recommendations in each case were based on his subjective evaluation of each officer's (including his own) contribution to the Company and the level of compensation necessary to adequately motivate and reward the officer. The composition and amount of each item of executive compensation for 1995 did not bear a specific relationship to any particular measure of the Company's performance.

    In addition to the Chief Executive Officer's Employment Agreement discussed below, during 1995 two other executive officers (neither of whom is a Named Officer) were parties to employment agreements with the Company. Compensation paid to such executive officers for 1995 was consistent with the terms of such employment agreements.

STOCK OPTIONS

    The Company's Stock Option and Stock Appreciation Rights Plans are an important component of the Company's compensation program for executive officers and other employees. The stock option plans are intended to advance the interests of the Company and its stockholders by encouraging and enabling executive officers and other employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Through stock option grants, the long-range interests of management and employees are aligned with those of stockholders as the stock option recipients accumulate (through the vesting of stock options) meaningful stakes in the Company. The Company's stock option plans are administered by the Stock Option Committee, which is composed of three non-employee members of the Board of Directors who also serve as the members of the Audit and Bonus Committees. Decisions concerning the grant of stock options, including the individuals to whom options were granted and the respective exercise prices and vesting periods, were made by the Stock Option Committee based upon the recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. In 1995, stock options were granted to four executive officers, including the Chief Executive Officer and Messrs. Shier and Kenneth R. Wynn. See "Executive Compensation -- Option Grants in 1995" for information concerning stock options granted to the Named Officers.

CASH BONUSES

    In addition to base salary and stock options, the other principal part of the Company's executive compensation program consists of cash bonuses awarded pursuant to the Company's Amended and Restated 1994 Cash Bonus Plan (the "Bonus Plan"), which was approved by the Company's stockholders in May 1994. The Bonus Plan provides for an annual bonus pool equal to 5% of the Company's consolidated earnings before depreciation, interest and taxes in excess of $250,000,000. Out of the bonus pool, each executive officer is eligible to receive a bonus of up to 50% of his annual base salary in effect on March 31, 1994, the effective date of the Bonus Plan. The Bonus Plan is administered by the Bonus Committee, which is composed of three non-employee members of the Board of Directors. Decisions concerning the award of bonuses pursuant to the Bonus Plan (within the above-described limitations) were made by the Bonus Committee upon the recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and did not bear specific relationship to any particular measure of the Company's performance. In 1995, bonuses were awarded to each executive officer in amounts ranging from approximately 11% to 50% of annual base salary. See "Executive Compensation -- Summary Compensation Table" for information concerning bonuses awarded to the Named Officers.

OTHER COMPENSATION

    The Company also provides certain perquisites and other personal benefits to executive officers, which constitute a small percentage of their total compensation. See footnote (1) to "Executive Compensation -- Summary Compensation Table."

INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Code eliminates the federal income tax deductibility of most compensation exceeding $1,000,000 paid to the chief executive officer or the four highest compensated executive officers (other than the chief executive officer) of publicly held corporations. Certain types of compensation are not affected by the deduction limitation, including compensation paid pursuant to a binding agreement entered into on or before February 17, 1993 and compensation paid pursuant to a qualifying performance-based plan such as the Bonus Plan and the Company's Stock Option and Stock Appreciation Rights Plans. The Bonus Plan was adopted in 1994 in response to the enactment of Section 162(m) in order to permit the Company to continue deducting bonuses paid to the Chief Executive Officer and other executive officers whose annual compensation exceeds $1,000,000. In making compensation decisions, the Board of Directors takes into account the effect of Section 162(m), although in appropriate circumstances it may determine to award compensation to covered executive officers which is not fully deductible by the Company by virtue of Section 162(m).

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In 1995, the Chief Executive Officer received a salary of $2,500,000 pursuant to a 10-year Employment Agreement approved by the Board of Directors in December 1992. See "Executive Compensation -- Employment Agreement." The amount of such salary was determined by the Board of Directors based upon the Chief Executive Officer's recommendation. Such recommendation and determination were made on a subjective  basis and  did not  bear a  specific relationship  to any particular measure of the Company's performance during 1995 or any prior period. In adopting the Chief Executive Officer's recommendation, the Board of Directors considered a large number of factors, including (1) the record of leadership and service provided by the Chief Executive Officer since joining the Company in 1973, (2) the identification of the Company with the Chief Executive Officer by the financial community and the general public, and the recognition by the Board of Directors and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success, (3) the total stockholder return obtained by the Company during the past five years, which significantly surpassed that of both the broad market and the Company's principal industry competitors as a group (see "Comparative Stock Price Performance Graph"), (4) the achievements recorded by the Company since the Chief Executive Officer's annual salary was last increased in March 1990, including the successful financial performance of The Mirage, the Company's flagship hotel-casino, since opening in November 1989, the restructuring of a significant portion of the Company's long-term debt and the successful completion of equity offerings in 1991 and 1992, resulting in a reduction of the Company's average cost of capital, the development and construction of Treasure Island at The Mirage, the Company's newest hotel-casino, which opened on schedule in October 1993, and the purchase, for future development, of the 164-acre site of the former Dunes Hotel, Casino and Country Club on the Las Vegas Strip, which was consummated in January 1993, (5) the fact that the Chief Executive Officer is the Company's principal stockholder and thereby holds a significant stake in the Company's future and (6) the fact that the Chief Executive Officer's annual salary had not been increased in almost three years, and that he was not awarded a cash bonus in 1991 or 1992. No specific weight was assigned to any particular factor.

    In 1995, the Chief Executive Officer was awarded a cash bonus of $1,250,000 (50% of his annual base salary) pursuant to the Bonus Plan. The amount of such bonus was determined by the Bonus Committee based upon the recommendation of the Chief Executive Officer. Such recommendation and determination were made on a subjective basis, taking into account the Chief Executive Officer's contributions to the Company and the amount necessary to adequately reward the Chief Executive Officer, and did not bear a specific relationship to any particular measure of the Company's performance during 1995.

    In 1995, the Chief Executive Officer was granted a stock option to purchase 1,000,000 shares of Common Stock with an exercise price of $32.375, the market value of the Common Stock on the date of grant. The option becomes exercisable in cumulative 20% installments commencing one year from the date of grant. The option was granted by the Stock Option Committee based upon the recommendation of the Chief Executive Officer. Such recommendation and grant were made on a subjective basis, taking into account the Chief Executive Officer's contributions to the Company, and did not bear a specific relationship to any particular measure of the Company's performance during 1995.

                                          BY THE BOARD OF DIRECTORS
                                          Stephen A. Wynn, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason
                                          Ronald M. Popeil
                                          Elaine P. Wynn
                                          Daniel B. Wayson
                                          Richard D. Bronson

                                          BY THE STOCK OPTION COMMITTEE
                                          Ronald M. Popeil, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason

                                          BY THE BONUS COMMITTEE
                                          Ronald M. Popeil, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason

       PROPOSAL TO AMEND THE 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SUMMARY OF THE PROPOSED AMENDMENT

    The Company's Board of Directors adopted the Director Plan in February 1992, and the Director Plan was approved by the Company's stockholders in May 1992. On January 23, 1996, the Board of Directors adopted an amendment to Paragraph 6(b) of the Director Plan (the "Amendment"), subject to stockholder approval at the Meeting. The effect of the Amendment was to increase from 2,500 to 5,000 the number of shares subject to the option granted to each non-employee director of the Company in each year following the year of the initial grant to such non-employee director. The following is a summary of the Director Plan as currently in effect and as proposed to be amended.

PURPOSE OF THE DIRECTOR PLAN

    The purpose of the Director Plan is to advance the interests of the Company and its stockholders by encouraging and enabling members of its Board of Directors who are not officers or employees of the Company or any of its subsidiaries, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options. The Board of Directors believes that the Amendment furthers this purpose by more adequately motivating and rewarding non-employee directors for their service to the Company.

AMOUNT OF COMMON STOCK SUBJECT TO OPTIONS UNDER THE DIRECTOR PLAN

    The Director Plan provides for the grant of Non-Qualified Options to purchase an aggregate of 250,000 shares of Common Stock, of which options to purchase 125,000 shares are outstanding and options to purchase 125,000 shares are available for future grant. The number of shares of Common Stock subject to options is subject to equitable adjustments for any stock dividends, stock splits, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the Director Plan.

ADMINISTRATION OF THE DIRECTOR PLAN

    The Director Plan is administered by the Board of Directors. Subject to the conditions set forth in the Director Plan, the Board of Directors has full and final authority to interpret the Director Plan, to adopt and rescind administrative regulations to further the purposes of the Director Plan and to take any other action necessary to the proper operation of the Director Plan. The Director Plan is designed to operate automatically and is not intended to be flexible, and very little discretion is vested in the Board of Directors with respect to administration of the Director Plan.

PARTICIPANTS

    Options are granted under the Director Plan to each director of the Company who is not an employee or officer of the Company or any of its subsidiaries and has served in such capacity for at least 36 consecutive calendar months.

GRANT OF OPTIONS

    On May 28, 1992, the date the Director Plan was approved by the stockholders of the Company, each person who on such date had been a non-employee director of the Company for at least 36 consecutive calendar months was granted an option to purchase 12,500 shares of Common Stock at an exercise price of $10.25, the closing sale price of the Common Stock on the NYSE Composite Tape on the fourth Wednesday of January 1992. Each future non-employee director of the Company will be granted an option to purchase 12,500 shares of Common Stock on the fourth Wednesday of January immediately following his or her completion of 36 consecutive calendar months of service as a non-employee director at an exercise price equal to the fair market value of the Common Stock on that date, provided that such person is a non-employee director on that date. The closing sale price of the Common Stock on the NYSE Composite Tape on April 10, 1996 was $45.625 per share. Under the Director Plan as in effect prior to the Amendment, on the fourth Wednesday of January of each year after the year in which a non-employee director of the Company received his or her initial grant of an option, such non-employee director was granted an option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on that date, provided that such person was a non-employee director of the Company on that date. Pursuant to such provision, each of the five current non-employee directors was granted an option to purchase 2,500 shares of Common Stock in January 1993, January 1994 and January 1995. Pursuant to the Amendment, the number of shares subject to such option was increased from 2,500 to 5,000, commencing with the options granted in January 1996. If the Amendment is not approved at the Meeting, options to purchase 2,500 of the 5,000 shares granted to each non-employee director in January 1996 will be cancelled, and the number of shares subject to the option to be granted to each non-employee director in each succeeding year will revert to 2,500.

TERM OF OPTIONS

    Options granted under the Director Plan expire 10 years after the date of grant, subject to earlier termination in the event an optionee's service as a non-employee director terminates. See "Termination of Relationship."

EXERCISE OF OPTIONS

    Each option granted under the Director Plan shall be exercisable, in whole or in part, beginning on the third anniversary of the date of grant of such option and ending on the expiration or earlier termination of such option.

    Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options. Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise.

NON-TRANSFERABILITY

    Options granted under the Director Plan are not transferable or assignable, otherwise than by will or the laws of descent and distribution and, during the lifetime of the holder, options are exercisable only by the holder.

TERMINATION OF RELATIONSHIP

    If an optionee's service as a non-employee director terminates for any reason other than death or Permanent Disability (as defined), or because the optionee becomes employed by the Company or any of its subsidiaries, or if an optionee becomes employed by the Company or any of its subsidiaries and such employment subsequently terminates for any reason other than death or Permanent Disability, the optionee's options shall terminate three months after the date of such termination (or upon the option's expiration, if earlier). If an optionee's service as a non-employee director terminates as a result of death or Permanent Disability, or if an optionee becomes employed by the Company or any of its subsidiaries and such employment subsequently terminates as a result of death or Permanent Disability, the optionee's options shall terminate one year after the date of such termination (or upon the option's expiration, if earlier). An optionee's options shall be exercisable following his or her termination of service as a non-employee director or following his or her termination of such subsequent employment only to the extent they were exercisable immediately prior to such termination of service or employment, as the case may be.

EFFECTIVE DATE AND TERM OF THE DIRECTOR PLAN

    Options were initially granted under the Director Plan on May 28, 1992, the date the Director Plan was approved by the stockholders. The Amendment, if approved, will become effective with respect to the options granted on January 24, 1996 and options to be granted in each succeeding year. The Director Plan shall be of unlimited duration, subject to termination or suspension of the Director Plan by the Board of Directors.

AMENDMENT AND TERMINATION OF THE DIRECTOR PLAN

    The Board of Directors may at any time and from time to time amend, suspend or terminate the Director Plan, except that (i) Paragraph 6 of the Director Plan (dealing with the grant, exercise, term, termination and transferability of options) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder and (ii) without the approval of the stockholders of the Company representing a majority of the voting power, no such amendment shall increase the maximum number of shares of Common Stock subject to options which may be granted under the Director Plan, change the provisions concerning the exercise price of options granted, increase the term during which options may be exercised, materially increase the benefits to participants under the Director Plan or change the class of eligible participants. No amendment, suspension or termination of the Director Plan by the Board of Directors may alter or impair any of the rights under any option granted under the Director Plan without the holder's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Company believes that the grant of an option under the Director Plan is not subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of an option generally will be long-term or short-term capital gain or loss, depending on the holding period of the shares.

    Upon exercise of an option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have recognized ordinary income (assuming that such compensation is reasonable).

RECOMMENDATION AND REQUIRED VOTE

    The Board of Directors recommends a vote FOR approval of the Amendment. Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

    The committees created by the Board of Directors are the Audit Committee, the Stock Option Committee and the Bonus Committee. The Board of Directors has not designated a nominating committee or a compensation committee.

    The Audit Committee held seven meetings during 1995. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by the Company's management of such recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their management letters, the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee also has certain other responsibilities, including the responsibility to oversee the employment and marketing practices of the Company and its gaming subsidiaries and their compliance with gaming regulations.

    The Stock Option Committee took action by written consent on nine occasions during 1995. The Stock Option Committee administers the Company's various Stock Option and Stock Appreciation Rights Plans. Subject to the conditions set forth in the plans, the Stock Option Committee has full and final authority to determine the number of stock options or stock appreciation rights ("SARs") to be granted, the individuals to whom and the time or times at which such options or SARs shall be granted or be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary.

    The Bonus Committee took action by written consent on three occasions during 1995. The Bonus Committee administers the Bonus Plan. Subject to the conditions set forth in the Bonus Plan, the Bonus Committee has full and final authority to award cash bonuses pursuant to the Bonus Plan, to construe and interpret the Bonus Plan, to adopt amendments to the Bonus Plan (subject to stockholder approval in certain cases) and to make all other determinations and take all other action deemed necessary or advisable for the proper administration of the Bonus Plan.

    The Board of Directors held eight meetings, and took action by unanimous written consent on four occasions, during 1995. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

                            INDEPENDENT ACCOUNTANTS

    The Company's independent accountants for 1995 were Arthur Andersen LLP ("AA"), which firm has been appointed to serve in such capacity for the current year. A representative of AA is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

    On April 29, 1994, the Company dismissed its former independent accountants, Coopers & Lybrand ("C&L"), and replaced C&L with AA. The decision to change independent accountants was made following a review of competitive proposals submitted by C&L, AA and other major public accounting firms, and was approved by the Company's Audit Committee.

    C&L's reports on the Company's consolidated financial statements for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 1992 and 1993 and the period from January 1, 1994 through April 29, 1994, there were no disagreements between the Company and C&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused C&L to make a reference to the subject matter of the disagreement in connection with its reports.

    C&L submitted the following statement in a letter to the Commission dated May 19, 1994, which was previously filed by the Company pursuant to the 1934 Act, and has requested the Company to reprint the statement in this Proxy
Statement:

      "We have read the statements made by Mirage Resorts, Incorporated . . . , which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 29, 1994. We do not agree with the statements concerning our Firm in such Form 8-K. Disagreements with the Company relating to matters that would have led to reference thereto in our report on the financial statements for the year ended December 31, 1993, if such matters had not been resolved to our satisfaction follow:

       Coopers & Lybrand and Company management had a disagreement concerning the need to contact the staff of the Securities and Exchange Commission (SEC) in order to ensure that its accounting treatment for preopening costs was not in violation of guidance previously provided to the Company by the staff.

       On April 1, 1994, prior to filing its Form 10-K, the Company, at our insistence, contacted the SEC staff. This resulted in acceptance of the Company's proposed treatment. As such, the disagreement was resolved to Coopers & Lybrand's satisfaction.

       This matter was discussed with the Company's Audit Committee."

                        FUTURE PROPOSALS OF STOCKHOLDERS

    Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1997 Annual Meeting of Stockholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 17, 1996.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

    STOCKHOLDERS ARE URGED IMMEDIATELY TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By the Board of Directors
                                          KENNETH R. WYNN
                                            SECRETARY

                            MIRAGE RESORTS, INCORPORATED

P                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O   The undersigned appoints George J. Mason and Melvin B. Wolzinger, and
X   each of them, as Proxies, each with the power to appoint his substitute,
Y and authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on March 29, 1996, at the Annual
    Meeting of Stockholders to be held on May 23, 1996 or any adjournment thereof.

                                                   (Change of Address/Comments)

    Election of Directors, Nominees:               _____________________________
                                                   _____________________________
    Elaine P. Wynn, Richard D. Bronson             _____________________________
                                                   _____________________________
                                                   _____________________________

    You are encouraged to specify your choices by marking the
    appropriate boxes, SEE REVERSE SIDE, but you need not mark
    any boxes if you wish to vote in accordance with the Board       SEE REVERSE
    of Directors' recommendations. The Proxies cannot vote your         SIDE
    shares unless you sign and return this card.

/X/ Please mark your
    votes as in this
    example.


                   FOR     WITHHELD                                             FOR      AGAINST     ABSTAIN

1.  Election of    / /      / /         2. Proposal to approve the amendment    / /        / /         / /
    Directors                              to the 1992 Non-Employee Director
                                           Stock Option Plan.

    For, except vote withheld from      3. IN THEIR DISCRETION, THE PROXIES
    the following nominee(s):              ARE AUTHORIZED TO VOTE UPON SUCH OTHER
                                           BUSINESS AS MAY PROPERLY COME
    ______________________________         BEFORE THE MEETING.



    SIGNATURE(S) ____________________________________ DATE ___________________
    Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.